                                                                   Exhibit 99.2


FOR RELEASE: Immediately

Contact:
Richard K. Arter             Investor Relations                    941-362-1200
Richard J. Dobbyn            Chief Financial Officer               941-362-1200

     SUN HYDRAULICS CORPORATION REPORTS RECORD 1ST QUARTER ORDERS AND SALES
                         SALES $20.1 MILLION, $0.13 EPS

SARASOTA, FLA, May 4, 2000 - Sun Hydraulics Corporation (NASDAQ: SNHY) today announced net sales were a record $20.1 million for the quarter ended April 1, 2000, representing an 8.7% increase compared to first quarter 1999 net sales. Net income rose to $0.9 million for the first quarter of 2000, an increase of 18.5% compared to the first quarter of 1999. Both basic and diluted earnings per share for the first quarter of 2000 were $0.13.

"The improving business conditions we began to see in the fourth quarter last year are continuing," said Sun Hydraulics President Clyde Nixon. "We believe the fluid power industry recovery is evident in all major markets served by Sun." First quarter orders were $21.7 million, an increase of 8.7% compared to the record fourth quarter, and 24.7% compared to the first quarter of 1999.

"Net income increased 18.5% this quarter over the same period last year despite higher selling and administrative expenses," Nixon continued. "We increased promotional efforts and incurred software costs in connection with the new systems in the U.S. and U.K. operations. Promotional efforts to stimulate new product sales will continue in the second quarter and additional software expenditures will be incurred as we fine tune our manufacturing systems.

"Worldwide shipments should continue to increase in the second quarter. We are hiring personnel to support our capital investments and expect productivity to increase throughout the year. At this time, we do not see any signs of demand slowing down. Our focus continues to be on increasing shipments to meet market demand," Nixon concluded.

Sun Hydraulics Corporation, with manufacturing and distribution facilities in Sarasota and Manatee County, Florida, Coventry, England, Erkelenz, Germany and Incheon, Korea, is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets.

FORWARD-LOOKING INFORMATION

         Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management's Discussion and Analysis of Financial Condition and Results of Operations are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company's strategies regarding growth, including its intention to develop new products; (ii) the Company's financing plans; (iii) trends affecting the Company's financial condition or results of operations; (iv) the Company's ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) the Company's ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.

         Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company's revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company's products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and
(vi) changes relating to the Company's international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading "Business" and particularly under the subheading, "Business Risk Factors" in the Company's Form 10-K for the year ended January 1, 2000 and "Management's Discussion and Analysis of Financial Condition and Results of Operation" in the Company's Form 10Q for the quarter ended April 1, 2000. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

SUN HYDRAULICS CORPORATION - APRIL 1, 2000
CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)

                                                                            Three Months Ended
                                                                     -------------------------------
                                                                       April 1,             April 3,
                                                                         2000                 1999
                                                                     -----------          ----------
                                                                     (unaudited)          (unaudited)

Net sales ..................................................            $ 20,069             $18,465
Cost of sales ..............................................              14,964              13,945
Gross profit ...............................................               5,105               4,520
Selling, engineering and
 administrative expenses ...................................               3,666               3,092
Operating income ...........................................               1,439               1,428
Interest expense ...........................................                 290                 253
Miscellaneous expense (income) .............................                 (53)                 97
Income before income taxes .................................               1,202               1,078
Income tax provision .......................................                 345                 355
Net income .................................................            $    857             $   723
Basic net income
     per common share ......................................                 .13                 .11
Basic weighted average
     shares outstanding ....................................               6,385               6,367
Diluted net income
     per common share ......................................                 .13                 .11
Diluted weighted average
     shares outstanding ....................................               6,589               6,520


CONSOLIDATED BALANCE SHEETS
(in thousands)
                                                                       April 1,          January 1,
                                                                        2000                2000
                                                                     -----------         ----------
                                                                     (unaudited)
Assets
Current assets:
     Cash and cash equivalents .............................           $  1,068           $  1,122
     Accounts receivable, net of allowance for
         doubtful accounts of $202 and $169 ................              7,443              6,260
     Inventories ...........................................              8,169              8,131
     Taxes Receivable ......................................                141                455
     Other current assets ..................................                534                591
             Total current assets ..........................             17,355             16,559
Property, plant and equipment, net .........................             46,576             46,529
Other assets ...............................................              1,090                986
Total assets ...............................................           $ 65,021           $ 64,074

Liabilities and Shareholders' Equity
Current liabilities:
     Accounts payable $ ....................................              2,245           $  2,712
     Accrued expenses and other liabilities ................              1,617              1,464
     Long-term debt due within one year ....................              3,913              3,033
     Notes payable to related parties due within one year ..                300                378
     Dividends payable .....................................                255                255
     Income taxes payable ..................................                 --                 --
             Total current liabilities .....................              8,330              7,842
Long-term debt due after one year ..........................             10,562             10,830
Notes payable to related parties due after one year ........                 90                101
Deferred income taxes ......................................              4,122              4,125
Other non-current liabilities ..............................                200                 --
             Total liabilities .............................             23,304             22,898
Shareholders' equity:
     Preferred stock .......................................                 --                 --
     Common stock ..........................................                  6                  6
     Capital in excess of par value ........................             24,486             24,486
     Retained earnings .....................................             16,775             16,173
     Equity adjustment for foreign currency translation ....                450                511
             Total shareholders' equity ....................             41,717             41,176
Total liabilities and shareholders' equity .................           $ 65,021           $ 64,074




                                      -3-